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                                  (LETTERHEAD)
                                                                     EXHIBIT 5.1

                                August 17, 1994

Applied Materials, Inc.
3050 Bowers Avenue
Santa Clara, California 95054

               Re:  Applied Materials, Inc.
                    Form 8-K dated August 17, 1994

Ladies and Gentlemen:

     At your request, we have examined the Form 8-K dated August 17, 1994, together with the exhibits thereto (the "Form 8-K"), in the form to be filed by Applied Materials, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the Company's senior debt securities (the "Senior Debt Securities") and the Company's Common Stock (the "Common Stock"), with an aggregate offering price of up to $250,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies (of which $115,575,000 has been sold as of the date hereof), pursuant to a registration statement on Form S-3 (File No. 33-52471) (the "Registration Statement"). The Senior Debt Securities are to be issued under an Indenture, a form of which has been filed as an exhibit to the Form 8-K (the "Indenture") between the Company and Harris Trust Company of California, as Trustee (the "Trustee"). The Common Stock and the Senior Debt Securities are to be issued pursuant to an Underwriting Agreement (the "Underwriting Agreement"), in the form filed as an exhibit to the Registration Statement. The Senior Debt Securities are to be issued in the form filed as an exhibit to the Form 8-K. The Senior Debt Securities and the Common Stock are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements").

     We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the
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                                  (LETTERHEAD)

Applied Materials, Inc.
August 17, 1994
Page 2

information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination, we are of the opinion that:

     1. When the issuance of Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities, in the form filed as an exhibit to the Form 8-K, have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, the Senior Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of such Indenture.

     2. When the issuance of the Common Stock has been duly authorized by appropriate corporate action and the Common Stock has been duly issued, sold and delivered in accordance with the Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, the Common Stock will be legally issued, fully paid, and nonassessable.

     Our opinion that any document is legal, valid and binding is qualified as to:

     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; and

     (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and its incorporation by reference in the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the
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                                  (LETTERHEAD)

Applied Materials, Inc.
August 17, 1994
Page 2

Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,

                                          ORRICK, HERRINGTON & SUTCLIFFE